UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006
T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 East Pratt Street, Baltimore, Maryland		21202
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (410) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) The information required by this Item 5.02(b) with respect to the retirement of Mr. Roche is incorporated herein by reference to Item 5.02(c) below.
(c) George A. Roche, our President and Chief Executive Officer and Chairman of our Board of Directors, has notified us that he will retire from the company and from our Board effective December 31, 2006. As permitted by our Amended and Restated By-laws, our Board resolved to reduce its size to nine members effective upon Mr. Roche’s retirement.
As part of our long-term management transition plan, our Board has appointed James A. C. Kennedy to succeed Mr. Roche in the offices of President and Chief Executive Officer effective January 1, 2007.
Mr. Kennedy, age 53, has been a member of our Board since 1996. Mr. Kennedy has been the director of the Equity Division of T. Rowe Price Associates, Inc. since 1997, a vice president since 1981, and an employee since 1978. In addition, until April 2006 he served as a director or trustee of 23 of the mutual funds organized by subsidiaries within the T. Rowe Price Group.
In addition, our Board has approved the appointments, effective January 1, 2007, of Brian C. Rogers to Chairman of our Board and Edward C. Bernard to Vice Chairman of our Board.
Mr. Rogers, age 51, has been a member of our Board since 1997, our chief investment officer since 2004, a vice president since 1985, and an employee since 1982. He is currently the manager of the T. Rowe Price Equity Income Fund and large-cap value portfolios for institutional clients. He is the president of three of the mutual funds and a director of 26 of the mutual funds organized by subsidiaries within the T. Rowe Price Group.
Mr. Bernard, age 50, has been a member of our Board since 1999, a vice president since 1989, the director of our Investment Services Division since 2006, and an employee since 1988. He has management responsibilities for our marketing, distribution, investor service and technology activities. He is chairman of the board of all of the 57 mutual funds organized by subsidiaries within the T. Rowe Price Group.
We do not have employee agreements with any of our executive officers. During 2006, each of our senior executives received a base salary of $350,000 and is entitled to an annual bonus, which will, for the most part, be paid in the subsequent year. Each of Messrs. Kennedy, Rogers and Bernard received option grants to purchase 100,000 shares of the Company’s common stock at $46.19 per share, the fair market value of a share on the grant date of November 1, 2006. For the period January 1, 2006 to this date, we also made replenishment option grants to Mr. Kennedy for an additional 20,760 shares, to Mr. Rogers for an additional 166,067 shares, and to Mr. Bernard for an additional 82,350 shares.
A copy of the press release issued on December 14, 2006, announcing Mr. Roche’s retirement and related management transitions, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release dated December 14, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price Group, Inc.
/s/ Kenneth V. Moreland
	Name:	Kenneth V. Moreland
	Title:	Vice President and Chief Financial Officer

Date: December 19, 2006

Exhibit Index

Exhibit	Description

99.1	Press Release dated December 14, 2006